SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  TEL-ONE, INC.
             (Exact Name of Registrant as Specified in its Charter)

         FLORIDA                       4813                      59-3680738
(State of Incorporation)    (Primary Standard Industrial     (I.R.S .Employer
                             Classification Code Number)     Identification No.)


                            5414 WEST CRENSHAW STREET
                              TAMPA, FLORIDA 33634
                 TELEPHONE: (813) 496-1149 - FAX: (813) 243-4203
          (Address and Telephone Number of Principal Executive Offices)

                                  W. KRIS BROWN
                           CHIEF EXECUTIVE OFFICER AND
                             CHIEF OPERATING OFFICER
                          (Principal Executive Officer)

                                   COPIES TO:
                          GLENN EVAN GOLDBERG, ESQUIRE
                            GOLDBERG LAW GROUP, P. A.
                             100 SOUTH ASHLEY DRIVE
                              TAMPA, FLORIDA 33602
                  TELEPHONE: (813) 223-4440 FAX: (813) 223-6226
            (Name, Address and Telephone Number of Agent for Service)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.   [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-53050

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: NONE

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

     TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON TO WHICH
     TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED
     -------------------                       ------------------------------

Common Stock, par value $.0001 per share       Over The Counter Bulletin Board


Item 1.   Description of Registrant's Securities to be Registered



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          A description of the Registrant's Common Stock is set forth under the caption "Description of securities" contained in the prospectus included in the Company's Registration Statement on Form SB-2 (File No. 333-53050) . Such prospectus is incorporated herein by reference.

Item 2.   Exhibits.

          The following Exhibits are incorporate by reference to Registrant's Registration Statement on Form SB-2 (File No. 333-53050).

          3.1(2)     Article of Incorporation
          3.3(3)     By-Laws of registrant


                                   SIGNATURES

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         TEL-ONE, INC.
Date:  January 16, 2001

                                         By: /s/ W. Kris Brown
                                             -----------------
                                         W. Kris Brown, Chief Executive Officer
                                         Chief Operating Officer,
                                         and Director



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